Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater Announces Suspension of Dividend and

Common Stock Repurchase Program

NEW ORLEANS, January 28, 2016 /PRNewswire/ -- Tidewater Inc. (NYSE:TDW) announced that its Board of Directors has approved management’s recommendation to suspend Tidewater’s quarterly dividend and common stock repurchase program. The dividend and share repurchase program suspension is part of a broader plan of reducing costs and capital expenditures in order to preserve liquidity in an oilfield services market that has been negatively impacted by the precipitous drop in oil prices and corresponding reduction in global E&P spending. By suspending what has been a $0.25 per share quarterly dividend, the company will preserve approximately $47 million of cash annually. No shares have been repurchased by the company under its share repurchase program this fiscal year and the remaining $100 million authorized under the current program was set to expire on June 30, 2016.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.